UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2005

Chevron Phillips Chemical Company LLC

(Exact name of the Registrant as specified in its charter)

Delaware	333-59054-01	73-1590261
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

10001 Six Pines Drive
The Woodlands, TX 77380-1498
(Address of principal executive offices, including zip code)

(832) 813-4100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On December 12, 2005, the Compensation Committee of the Board of Directors of Chevron Phillips Chemical Company LLC (the “Compensation Committee”) approved the following:

The Long-Term Incentive Plan of Chevron Phillips Chemical Company LLC (as Amended and Restated Effective January 1, 2001), hereafter referred to as the “LTIP,” was further amended and restated effective January 1, 2005.  The amendment and restatement primarily addresses (1) the termination of future grants of Relative Performance Awards (RP awards) for performance cycles beginning on and after January 1, 2006; and (2) certain conforming changes required by Section 409A of the Internal Revenue Code as added by the American Job Creations Act of 2004.  The amendment and restatement has no effect on participants’ rights or Chevron Phillips Chemical Company LLC’s (the “Company’s”) obligations with respect to grants of RP awards currently outstanding.

The Relative Performance Value Plan of Chevron Phillips Chemical Company LLC (the “RPV Plan”) was adopted effective January 1, 2006.  The RPV Plan provides for the granting of Relative Performance Value Awards (RPV awards) to certain key eligible employees of the Company in lieu of future RP award grants that were terminated under the amended and restated LTIP.  Under the terms of the RPV Plan, at the beginning of a performance cycle, which generally will extend for a period of three years, the participant will be granted a target RPV award which will be reflected in hypothetical shares of the stock of the Company’s member companies - Chevron Corporation and ConocoPhillips (hereafter referred to as “Share Ratio”).  At the end of the performance cycle, the participant’s final RPV award will be determined by the Compensation Committee based on (1) the Company’s relative performance during the performance cycle (which may result in Share Ratio adjustments between 0% and 200%); and (2) the member companies’ stock price at the end of the performance cycle, as adjusted by the Compensation Committee at its discretion.  Any final RPV awards amount earned by the participant will be automatically deferred into the Chevron Phillips Chemical Company LP Executive Deferred Compensation Plan.

Target RPV awards are set as a percentage of the participant’s base salary at the time of the grant, with the percentage differing based upon the participant’s pay grade level.  The performance measures for the RPV awards will consist of metrics such as: (a) earnings before interest, taxes and depreciation divided by total assets; (b) a comparison of the Company’s financial performance relative to a peer group of companies; and/or (c) economic value added.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC

Date: December 13, 2005	/s/ Craig B. Glidden
Craig B. Glidden
Senior Vice President,
General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit No.

10.1	Long-Term Incentive Plan of Chevron Phillips Chemical Company LLC (as Amended and Restated Effective January 1, 2005)

10.2	Relative Performance Value Plan of Chevron Phillips Chemical Company LLC